Exhibit 23-3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 27, 2018 relating to the financial statements and schedules, which appears in the FirstEnergy Corp. Savings Plan Annual Report on Form 11-K for the year ended December 31, 2017.

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY

Akron, Ohio

August 10, 2018